Exhibit 99.1

Covetrus Announces Board Chair Succession

Independent Director Benjamin Wolin Assumes Board Chair Role

PORTLAND, Maine (September 4, 2019) - Covetrus (NASDAQ: CVET), a global leader in animal-health technology and services, today announced the appointment of Benjamin Wolin as chair of its board of directors effective September 4, 2019. Wolin succeeds David Evans Shaw, who will continue to serve as a director on the Covetrus board. Wolin is expected to serve in this role through the company’s 2020 annual stockholders meeting, in accordance with the company’s bylaws.

“As a founder and board chair of Vets First Choice, it has been a privilege to play a leadership role in the creation of Covetrus and to serve as chair of the board since inception. I look forward to remaining active as a director,” said outgoing board chair, David Shaw. “Covetrus offers a compelling and transformative value proposition in the global animal health market, and I commend management for the company’s significant pace of accomplishments since closing earlier this year. Our decision to appoint an independent chair reflects the board’s commitment to progressive corporate governance principles and a high level of board engagement to support the company’s success. Ben Wolin has deep expertise in digital healthcare, pharmacy, and technology which will benefit Covetrus as the board works actively with management to drive operational performance.”

Wolin has extensive experience with public company board governance, as well as financial and operating expertise. Previously, Wolin was the CEO and co-founder of Everyday Health, Inc., a communications and marketing platform for consumers, doctors and healthcare companies, and a member of its board of directors for 14 years. Today, he serves on the board of directors of Diplomat Pharmacy, Inc. as lead independent director of the board, member of the audit committee, and chair of the nominating and corporate governance committee. Wolin is also chairman of the board of Rockwell Medical, Inc. and member of the board of directors of AdhereTech and SourceMedia, LLC.

“It is an exciting time at Covetrus, and I believe the company has a significant global opportunity to accelerate growth through the adoption of its unique technology and integrated supply chain platform,” said Wolin. “I am energized to lead this team of deeply-experienced board directors and more actively engage Covetrus leadership as we journey through the next phase of its transformation and continue to build long-term value for our shareholders.”

“I want to thank my father for his incredible support and guidance as we successfully brought our vision to life with the formation of Covetrus,” said Benjamin Shaw, Covetrus president and chief executive officer. “I am also excited to further partner with Ben Wolin and other board members as our team executes our transformation plans. We are enthusiastic about the long-term value that we are creating.”

Additionally, Covetrus announced that Betsy Atkins is stepping down as a member of the company’s board of directors. Ms. Atkins’ resignation became effective as of September 4, 2019. Ted McNamara replaced Atkins as Chair of the Compensation Committee, also effective as of September 4, 2019.

“On behalf of the board I extend appreciation to Betsy for her years of support and service to both Covetrus and Vets First Choice,” said David Shaw.

About Covetrus
Covetrus is a global animal-health technology and services company dedicated to empowering veterinary practice partners to drive improved health and financial outcomes. We’re bringing together products,

Exhibit 99.1

services, and technology into a single platform that connects our customers to the solutions and insights they need to work best. Our passion for the well-being of animals and those who care for them drives us to advance the world of veterinary medicine. Covetrus is headquartered in Portland, Maine, with more than 5,500 employees, serving over 100,000 customers around the globe. Learn more at covetrus.com.

Forward-Looking Statements
This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties, including statements about our plans, our long-term value creation and our board and other matters. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous risks and uncertainties, including but not limited to, risks associated with the ability to successfully integrate operations and employees; the ability to realize anticipated benefits and synergies of the transactions that created Covetrus; the potential impact of the consummation of the transaction on relationships, including with employees, customers and competitors; the ability to retain key personnel; the ability to achieve performance targets; changes in financial markets, interest rates and foreign currency exchange rates; changes in our market, the impact of Brexit, and those additional risks and factors discussed, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed on March 29, 2019 and Quarterly Report on Form 10-Q filed for the quarter ended June 30, 2019, and in our other SEC filings. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

CONTACT
Nicholas Jansen | Investor Relations
nicholas.jansen@covetrus.com | (207) 550-8106

Kiní Schoop | Public Relations
kini.schoop@covetrus.com | (207) 550-8018